Exhibit 4.21
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
Industrials & Materials
Level 3, 275 Kent Street
Sydney NSW 2000
Tel: (02) 8254 8812
Fax: (02) 8254 6968
23 December 2009
Sims Metal Management Limited
Suite 1202, Level 12
65 Berry Street
NORTH SYDNEY NSW 2060
Attention: Mr Peter Ricketts
Variation to Multicurrency Cash Advance Facility
Westpac Banking Corporation (Westpac) proposes to vary its facility currently available to Sims Group Australia Holdings Limited ABN 37 008 634 526 and each of the entities listed in Schedule I (each, an Undertaking Company) on the terms set out in Westpac’s agreement dated 1 November 2000, as amended (the Agreement).
The amendments needed to document the varied facility are set out below.
Please confirm each Undertaking Company’s acceptance of these amendments by signing the accompanying copy of this letter and returning it to us before 25 December 2009.
Capitalised terms defined in the Agreement and the Standard Terms have the same meanings when used in this letter.
This letter is a Bank Document for the purposes of the Standard Terms.
1. Amendments
The Agreement is amended by deleting the definitions of “Term”, “Margin” and “Line Fee” and replacing them with the following:

Term:	Until 1 August 2011 or as otherwise agreed (the Term).
[*] Confidential Treatment Requested

Margin	The Margin is payable on outstandings drawn under the facility and will vary as set out in the following grid.
(The calculation and definition of the Total Finance Debt/Gross EBITDA multiple is set out in the Standard Terms).

Ratio of Total Finance Debt
	/Gross EBITDA =	Margin
	[*]	[*]

LineFee	Calculated as a percentage per annum of the daily amount of the undrawn Commitment at the rate of [*] of the Margin. It is payable quarterly in arrears on the last Business Day of each calendar quarter, and on the last day of the Term (or at any other intervals designated by Westpac from time to time). If the Commitment is cancelled or reduced in the quarter the relevant amount of fee is not refundable.
2. General
Conditions Precedent
Before the variations referred to above become effective, the Undertaking Companies and Guarantors must:
•	sign by two authorised officers of the Undertaking Companies and the Guarantors and return a copy of this letter; and

•	[*]
References to Agreement
Any reference in the Agreement to the Agreement includes a reference to the Agreement as varied by this letter or as further varied from time to time.
Confirmation of Agreement
Other than set out in this letter, the Agreement remains unchanged.
Confirmation by Guarantors
Each Guarantor confirms that:
•	It agrees to the amendment to the Agreement referred to in this letter;
[*] Confidential Treatment Requested

•	This amendment does not in any way release, reduce or limit its liability and obligations to Westpac under the Group Guarantee dated 15 November 2000 between (amongst others) it and Westpac (the “Group Guarantee”);

•	The Group Guarantee remains a valid obligation binding on it to pay amongst other things and according to its terms, all moneys due and payable from time to time to Westpac under the Agreement and Standard Terms as varied from time to time;

•	Westpac is under no obligation to advise it of any further variation to the Agreement as a result of having requested this confirmation; and

•	This confirmation is binding on it irrespective of whether all Guarantors sign or whether the statements are true in respect of each other Guarantor.
Governing law and Jurisdiction
This letter is governed by New South Wales law. Each Undertaking Company accepts the nonexclusive jurisdiction of the courts having jurisdiction there.
Schedule 1 — Undertaking Companies

Name of company	ABN/ARB/ place of incorporation
Sims Group Australia Holdings Limited	37 008 634 526
Sims Metal Management Limited	69 114 838 630
Sims Group UK Limited	UK 3242331
Sims Group UK Holdings Limited	UK 2904307
Mirec BV	Holland 17073024
Sims Recycling Solutions AB	Sweden
Sims Group USA Corporation	Delaware
Sims Group Global Trade Corporation	Delaware
North Carolina Resource Conservation LLC	North Carolina
Sims Group USA Holdings Corporation	Delaware
Schiabo Larovo Corporation	Delaware
Simsmetal East LLC	Delaware
Simsmetal West LLC	Delaware
Metal Management, Inc.	Delaware
Metal Management Alabama, Inc.	Delaware
Metal Management Arizona, L.L.C.	Arizona
Metal Management Connecticut, Inc.	Delaware
Metal Management Memphis, L.L.C.	Tennessee
Metal Management Midwest, Inc.	Illinois
Metal Management Mississippi, Inc.	Delaware
Metal Management Northeast, Inc.	New Jersey
Metal Management Ohio, Inc.	Ohio
Metal Management West, Inc.	Colorado
Proler Southwest LP	Texas
Metal Dynamics Detroit LLC	Delaware
[*] Confidential Treatment Requested

Schedule 2 — Guarantors

Name of Company	ACN/ARBN
Sims Group Australia Holdings Limited	37 008 634 526
Sims Metal Management Limited	69 114 838 630
Simsmetal Holdings Pty Limited	97 000 021 563
Simsmetal Services Pty Limited	76 000 166 987
Sims Manufacturing Pty Limited	13 004 332 870
Sims Industrial Pty Limited	95 000 090 479
Sims Energy Pty Limited	42 009 667 752
Sims Group UK Limited	UK 3242331
Sims Group UK Holdings Limited	UK 2904307
Mirec BV	Holland 17073024
Sims Recycling Solutions AB	Sweden
Simsmetal Industries Limited	New Zealand
Sims M+R GmbH	Germany
Sims Group German Holdings GmbH	Germany
Sims Asia Holdings Limited	Hong Kong
Sims Group Recycling Solutions Canada Ltd	Canada
Sims Group Canada Holdings Limited	Canada
Sims Group USA Corporation	Delaware
Sims Group Global Trade Corporation	Delaware
North Carolina Resource Conservation, LLC	North Carolina
Sims Group USA Holdings Corporation	Delaware
SHN Co., LLC	Delaware
HNE Recycling LLC	Delaware
HNW Recycling LLC	Delaware
Schiabo Larovo Corporation	Delaware
Simsmetal East LLC	Delaware
Simsmetal West LLC	Delaware
Sims Recycling Solutions, Inc.	Illinois
Sims Group Recycling Solutions USA Corporation	Delaware
United Refining & Smelting Co.	Illinois
Metal Management, Inc.	Delaware
CIM Trucking, Inc.	Illinois
Metal Management Alabama, Inc.	Delaware
Metal Management Arizona, L.L.C.	Arizona
Metal Management Connecticut, Inc.	Delaware
Metal Management Indiana, Inc.	Illinois
Metal Management Memphis, L.L.C.	Tennessee
Metal Management Midwest, Inc.	Illinois
Metal Management Mississippi, Inc.	Delaware
Metal Management New Haven, Inc.	Delaware
Metal Management Northeast, Inc.	New Jersey
Metal Management Ohio, Inc.	Ohio
Metal Management Pittsburgh, Inc.	Delaware
Metal Management Proler Southwest, Inc.	Delaware
[*] Confidential Treatment Requested

Name of Company	ACN/ARBN
Metal Management S&A Holdings, Inc.	Delaware
Metal Management West Coast Holdings, Inc.	Delaware
Metal Management West, Inc.	Colorado
MM Metal Dynamics Holdings, Inc.	Delaware
Naporano Iron & Metal, Inc.	Delaware
New York Recycling Ventures, Inc.	Delaware
Proler Southwest GP, Inc.	Delaware
Proler Southwest LP	Texas
Reserve Iron & Metal Limited Partnership	Delaware
Metal Dynamics LLC	Delaware
Metal Dynamics Detroit LLC	Delaware
Metal Dynamics Indianapolis LLC	Delaware
Sims Municipal Recycling of New York LLC
Signed for Westpac Banking Corporation by its authorised officer
[*] Confidential Treatment Requested

Accepted and agreed for and on behalf of the Undertaking Companies
Sims Group Australia Holdings Limited ABN 37 008 634 526
Sims Metal Management Limited ACN 114 838 630
Sims Group UK Limited
Sims Group UK Holdings Limited
Mirec BV
Sims Recycling Solutions AB
Sims Group USA Corporation
Sims Group Global Trade Corporation
North Carolina Resource Conservation LLC
Sims Group USA Holdings Corporation
Schiabo Larovo Corporation
Simsmetal East LLC
Simsmetal West LLC
Metal. Management, Inc.
Metal Management Alabama, Inc.
Metal Management Arizona, L.L.C.
Metal Management Connecticut, Inc.
Metal Management Memphis, L.L.C.
Metal Management Midwest, Inc.
Metal Management Mississippi, Inc.
Metal Management Northeast, Inc.
Metal Management Ohio, Inc.
Metal Management West, Inc.
Proler Southwest LP
Metal Dynamics Detroit LLC
By its authorised officers

	authorised officer	authorised officer

	Name Peter Ricketts	Name

Title	Group Senior Vice President	Title
Treasury Financial Strategy and Planning
[*] Confidential Treatment Requested

Accepted and agreed for and on behalf of the Guarantors
Sims Group Australia Holdings Limited
Sims Metal Management Limited ACN 114 838 630
Simsmetal Holdings Pty Limited
Simsmetal Services Pty Limited
Sims Manufacturing Pty LimitedSims Industrial Pty Limited
Sims Energy Pty Limited
Sims Group UK Limited
Sims Group UK Holdings Limited
Mirec BY
Sims Recycling Solutions AB
Simsmetal Industries Limited
Sims M+R GmbH
Sims Group German Holdings GmbH
Sims Asia Holdings Limited
Sims Group Recycling Solutions Canada Ltd
Sims Group Canada Holdings Limited
Sims Group USA Corporation
Sims Group Global Trade Corporation
North Carolina Resource Conservation, LLC
Sims Group USA Holdings Corporation
SHIN Co., LLC
HNE Recycling LLC
HNW Recycling LLC
Schiabo Larovo Corporation
Simsmetal East LLC
Simsmetal West LLC
Sims Recycling Solutions, Inc.
Sims Group Recycling Solutions USA Corporation
United Refining & Smelting Co.
Metal Management, Inc.
CIM Trucking, Inc.
Metal Management Alabama, Inc.
Metal Management Arizona, L.L.C.
Metal Management Connecticut, Inc.
Metal Management Indiana, Inc.
Metal Management Memphis, L.L.C.
Metal Management Midwest, Inc.
Metal Management Mississippi, Inc.
Metal Management New Haven, Inc.
Metal Management Northeast, Inc.
Metal Management Ohio, Inc.
Metal Management Pittsburgh, Inc.
Metal Management Proler Southwest, Inc.
Metal Management S&A Holdings, Inc.
Metal Management West Coast Holdings, Inc.
[*] Confidential Treatment Requested

Metal Management West, Inc.
MM Metal Dynamics Holdings, Inc.
Naporano Iron & Metal, Inc.
New York Recycling Ventures, Inc.
Proler Southwest GP, Inc.
Proler Southwest LP
Reserve Iron & Metal Limited Partnership Metal Dynamics LLC
Metal Dynamics Detroit LLC
Metal Dynamics Indianapolis LLC
Sims Municipal Recycling of New York LLC
By its authorised officers

	authorised officer	authorised officer

	Name Peter Ricketts	Name

Title	Group Senior Vice President	Title
Treasury Financial Strategy and Planning
[*] Confidential Treatment Requested